IDS Market Advantage Series, Inc.
File No. 33-30770/811-5897

                                  EXHIBIT INDEX

Exhibit 9(a):              Copy of Transfer Agency Agreement

Exhibit 10:                Opinion and consent of counsel

Exhibit 11:                Independent Auditor's Consent

Exhibit 17:                Financial Data Schedules

Exhibit 19(a):             Directors' Power of Attorney